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Exhibit 5.1

[HAYNES AND BOONE, LLP LETTERHEAD]

March 25, 2004

EXCO Resources, Inc.
12377 Merit Drive
Suite 1700
Dallas, Texas 75251

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the "Company"), Taurus Acquisition, Inc., a Texas corporation ("Taurus"), North Coast Energy, Inc., a Delaware corporation ("North Coast"), North Coast Energy Eastern, Inc., a Delaware corporation ("NCEE"), EXCO Investment I, LLC, a Delaware limited liability company ("EXCO Investment I"), EXCO Investment II, LLC, a Delaware limited liability company ("EXCO Investment II") and EXCO Operating, LP, a Delaware limited partnership ("EXCO Operating," and together with Taurus, North Coast, NCEE, EXCO Investment I and EXCO Investment II, the "Subsidiary Guarantors"), in connection with the public offering of up to $350,000,000 aggregate principal amount of the Company's 7 1/4% Senior Notes Due 2011 (the "New Notes") and guarantees thereof (the "New Guarantees") by the Subsidiary Guarantors. The New Notes and the New Guarantees are to be issued under that certain Indenture, dated as of January 20, 2004, among the Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee (the "Trustee") (the "Indenture"), as supplemented by the First Supplemental Indenture thereto, dated as of January 27, 2004 (the "First Supplemental Indenture"), pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 7 1/4% Senior Notes Due 2011 (the "Old Notes," and collectively with the New Notes, the "Notes"), together with the joint and several guarantees thereof by the Subsidiary Guarantors (the "Old Guarantees," and collectively with the New Guarantees, the "Guarantees"). The New Notes and the New Guarantees are being registered pursuant to a registration statement on Form S-4 (as amended or supplemented, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-2 under the Act.

This opinion is limited to the laws of the States of Texas and New York, the federal laws of the United States of America and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law (the "DGCL"), as currently in effect, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, as currently in effect. The Indenture, the First Supplemental Indenture, the Notes and the Guarantees are governed by the laws of the State of New York. We express no opinion as to (i) the subject matter jurisdiction of the United States courts located in New York to adjudicate any controversy relating to the Notes, the Guarantees, the Indenture or the First Supplemental Indenture and (ii) the enforceability of the choice of New York law or whether any court would give effect to such choice of law.

In connection therewith, we have examined originals or certified copies to our satisfaction of (i) the Restated Articles of Incorporation and the Restated Bylaws of the Company; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the Notes and the Guarantees; (iii) the Registration Statement and all exhibits thereto; (iv) the Indenture; (v) the First Supplemental Indenture; (vi) the form of the New Notes; and (vii) such corporate, limited liability company or partnership records of the Subsidiary Guarantors, as applicable, and other certificates and documents of officials of the Company and the Subsidiary Guarantors, public officials and others as we have deemed necessary and advisable for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations and warranties and other information contained in the items we examined. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company or the Subsidiary Guarantors, we have relied, to the extent we have deemed reasonably appropriate, upon the statements or certificates of officers of the Company, the Subsidiary Guarantors and governmental officials.

We have assumed with respect to all parties to the Indenture, the First Supplemental Indenture and the New Notes other than the Company and the Subsidiary Guarantors (the "Other Parties") that: (i) each Other Party is a natural person or is an entity other than a natural person that had and has, as applicable, the corporate or other power and authority to execute and deliver the Indenture, the First Supplemental Indenture and the New Notes and to consummate the transactions contemplated thereby, (ii) each Other Party has taken all necessary corporate or other action to authorize the execution and delivery by it of the Indenture, the First Supplemental Indenture and the New Notes to which it is a party and the consummation of the transactions contemplated thereby and (iii) each of the Indenture, the First Supplemental Indenture and the New Notes has been duly executed and delivered by each Other Party that is a party thereto. In addition, we have assumed that the Indenture and the First Supplemental Indenture constitute the legal, valid and binding obligation of all persons or entities that are parties thereto other than the Company and the Subsidiary Guarantors, enforceable against such persons or entities in accordance with its terms.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and when the New Notes and the New Guarantees (in the form examined by us) have been duly executed and authenticated (to the extent required) in accordance with the terms of the Indenture and the First Supplemental Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer:

(i)    the New Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(ii)    each Subsidiary Guarantor's New Guarantee will be the valid and binding obligation of such Subsidiary Guarantor as to the New Notes, enforceable against such Subsidiary Guarantor in accordance with the terms of the New Guarantees, except, in each case, as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (iii) general equitable principles, including, without limitation, principles of reasonableness, good faith and fair dealing (whether or not such enforceability is considered in a proceeding at law or in equity) and (iv) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions that the New Notes and the New Guarantees are enforceable are also subject to the qualification that certain of the remedial, waiver, and other provisions of the New Notes and the New Guarantees may not be enforceable. However, based upon our judgment we do not believe that such unenforceability will render the New Notes or the New Guarantees invalid as a whole or substantially interfere with the realization of the principal legal benefits to be provided by the New Notes and the New Guarantees, except to the extent of any procedural delay which may result therefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

                      Very Truly Yours,

                      /s/Haynes and Boone, LLP

                      Haynes and Boone, LLP

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  Exhibit 5.1